Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

Bionovo, Inc.

5858 Horton Street

Suite 400

Emeryville, CA 94608

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Bionovo, Inc., a Delaware corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,727,270 units (the “Units”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, each consisting of (i) one share (each a “Share,” collectively, the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant (each, a “Warrant,” collectively, the “Warrants”) to purchase 0.75 of one share of Common Stock and exercisable for a period of five (5) years, in substantially the form attached hereto as Exhibit B, for a purchase price of $1.10 per Unit (the “Purchase Price”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

3. The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, No. 333-167466 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A. Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[Insert Bank Information]

—OR—

[ ]	B. Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at William Blair & Company. L.L.C. (“William Blair”) identified by the Investor; upon receipt of such Shares, William Blair shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by William Blair by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY WILLIAM BLAIR OF THE ACCOUNT OR ACCOUNTS AT WILLIAM BLAIR TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT WILLIAM BLAIR TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE

EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The executed Warrants shall be delivered in accordance with the terms thereof.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated August 2, 2010, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or William Blair on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the

Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Units:

Purchase Price Per Unit:	$1.10

Aggregate Purchase Price:	$

Number of Warrant Shares (Equal to Number of Units multiplied by 0.75 and rounded down to the nearest whole number):

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 1, 2010

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this 1st day of October, 2010:

BIONOVO, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company has agreed to pay William Blair & Company, L.L.C. (the “Placement Agent”) a fee (the “Placement Fee”) and certain expenses in respect of the sale of Units to the Investor.

2.4 The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Units and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause American Stock Transfer & Trust Company, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor one Warrant for the number of Warrant Shares set forth on the Signature Page and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

3.3 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.4 (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied (or waived by the Placement Agent). The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.5 Delivery of Funds.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

[Insert Bank Information]

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

3.6 Delivery of Shares.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement identified by Investor and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the

Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Bionovo, Inc.

5858 Horton Street, Suite 400

Emeryville, CA 94608

Attention:

Facsimile: (510) 601-2000

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Robert H. Cohen, Esq.

Facsimile: (212) 801-9200

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

13. Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on the Trading Day after the date hereof issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable on the Trading Day after the date hereof file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and forms of Warrant as exhibits thereto.

14. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

15. Subsequent Placements. The Company agrees that (i) for the period commencing on the date hereof and ending on the sixtieth calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities or Options, any convertible debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) other than Excluded Securities (as defined below), (ii) for the period commencing on the date hereof and ending on the forty-fifth calendar day after the Closing Date, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter and (iii) for the period commencing on the forty-fifth calendar day and ending on the sixtieth calendar day after the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, sell, grant any option or right to purchase during the Restricted Period, or otherwise dispose of during the Restricted Period any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter .

16. Right of First Refusal on Future Financings. Until the first anniversary of the Closing Date, and with respect to any initial purchaser of Shares in this offering, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 16; provided, that the Company shall not be required to comply with this Section 16 during the six-month period immediately following the Closing Date, or the closing of any Subsequent Placement in which the Investor purchases securities, if such Subsequent Placement would be integrated with such prior offering by the Principal Market (as defined in the Warrant) or the applicable Eligible Market (as defined by the Warrant) or pursuant to the Securities Act of 1933, as amended, or any other applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(a) At least one (1) Business Day prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact the Investor and ask whether such Investor is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to the Investor without the expressed written consent of the Investor to receive such material, non-public information. Upon the written request of the Investor no later than one (1) Business Day after the Investor’s receipt of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Investor by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investor (which offer being non-transferable to any successor to the Investor) a pro rata portion of at least 50% of the Offered Securities allocated among the Investor and the other initial purchasers of Shares in this offering (the “Other Investors”) (a) based on the Investor’s pro rata portion of all the Shares purchased in this offering (the “Basic Amount”), and (b) if the Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Investors as the Investor shall indicate it will purchase or acquire should the Other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(b) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the first (1st) full Business Day after the Investor’s receipt of the Offer Notice (for purposes of this Section 16(b), receipt of the Offer Notice shall not be deemed to have occurred until the Investor shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of the Investor’s Basic Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the

Undersubscription Amount, if any, that the Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by the Investor and all Other Investors are less than the total of all of the Basic Amounts, then, if the Investor has set forth an Undersubscription Amount in its Notice of Acceptance, the Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if the Investor has subscribed for any Undersubscription Amount, then the Investor shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Investor bears to the total Basic Amounts of all Other Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

(c) the Company shall have thirty (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 16(c) above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 16(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Investor pursuant to Section 16(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with Section 16(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Investor’s Notice of Acceptance, as reduced pursuant to Section 16(c) above if the Investor has so elected, upon the terms and conditions specified in the Offer. The purchase by the Investor of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its respective counsel (the “Subsequent Placement Agreement”), (ii) the Investor’s satisfaction, in its sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the

Investor’s reasonable satisfaction with the identity of the other Persons to which the Offered Securities will be sold.

(f) Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 16 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

(g) The Company and the Investor agree that if the Investor elects to participate in the Offer, without the written consent of the Investor, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company with respect to any period after the public announcement of such Subsequent Placement beyond those restrictions on the transfer or sale of the securities purchased in such Subsequent Placement agreed to by other purchasers in such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver or release under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(h) The restrictions contained in this Section 16 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below) and (2) to the extent that counsel to the Company has advised that with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the Securities Act, the exercising of the participation right would result in the Company not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the Securities Act.

(i) Notwithstanding anything herein to the contrary, the rights granted to the Investors pursuant to this Section 16 shall not be transferrable to any other Person (other than affiliates of such Investor) without the prior written consent of the Company.

(j) For the purposes of this Section 16, the following definitions will apply:

(i) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Shares (as defined in the Warrants) and standard options to purchase Common Shares may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(ii) “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(iii) “Excluded Securities” means, collectively, (A) any Common Shares issued or issuable in connection with any Approved Stock Plan; (B) any Common Shares issued or issuable in connection with any securities issued pursuant to the Subscription Agreements and securities issued upon the exercise or conversion of those securities; (C) any Common Shares issued or issuable in connection with any upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing

Date, provided such securities are not amended after the date hereof to increase the number of shares of Common Shares issuable thereunder or to lower the exercise or conversion price thereof; (D) any Common Shares issued by reason of a dividend, stock split or other distribution on shares of Common Shares, or (E) any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter.

(iv) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(v) “Subsequent Placement” means the sale, grant of any option to purchase, or other disposition of by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any convertible debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Convertible Securities or Options.

EXHIBIT A

BIONOVO, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

FORM OF WARRANT